EXHIBIT 99.1

UNAUDITED RECONCILIATION OF FINANCIAL DATA

    The following tables present the historical unaudited financial information for the Apollo Operating Group as of and for the three and nine months ended September 30, 2020. The Apollo Operating Group does not report audited or unaudited financial information on a stand-alone basis. Accordingly, the financial data presented herein for the Apollo Operating Group has been reconciled to Apollo Global Management, Inc.’s financial statements for the relevant periods.

	As of September 30, 2020
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other (1)	Total Apollo Global Management, Inc. Consolidated
Statement of Financial Data	(dollars in thousands)
Assets:
Cash and cash equivalents	$1,838,519	$6	$121	$1,838,646
Restricted cash	17,694	—	—	17,694
U.S. Treasury securities, at fair value	—	—	—	—
Investments (includes performance allocations of $1,128,160 as of September 30, 2020)	4,230,361	363	(253,655)	3,977,069
Assets of consolidated variable interest entities:
Cash and cash equivalents	—	805,529	—	805,529
Investments, at fair value	—	10,156,109	(255,516)	9,900,593
Other assets	—	189,795	(6,197)	183,598
Incentive fee receivable	1,028	—	—	1,028
Due from related parties	695,607	—	(208,154)	487,453
Deferred tax assets, net	2,818	—	675,981	678,799
Other assets	281,075	—	37,649	318,724
Lease assets	301,779	—	—	301,779
Goodwill	117,553	—	(595)	116,958
Total Assets	$7,486,434	$11,151,802	$(10,366)	$18,627,870

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable and accrued expenses	$115,073	$—	$28,591	$143,664
Accrued compensation and benefits	221,185	—	—	221,185
Deferred revenue	120,075	—	—	120,075
Due to related parties	391,417	—	320,769	712,186
Profit sharing payable	666,734	—	—	666,734
Debt	3,151,247	—	—	3,151,247
Liabilities of consolidated variable interest entities:
Debt, at fair value	—	5,927,186	(280,302)	5,646,884
Notes payable		2,567,353	(103,086)	2,464,267
Other liabilities	—	870,202	(63,869)	806,333
Due to related parties	—	23,435	(23,435)	—
Other liabilities	169,522	—	—	169,522
Lease liabilities	336,769	—	—	336,769
Total Liabilities	5,172,022	9,388,176	(121,332)	14,438,866

Stockholders’ Equity:
Apollo Global Management, Inc. stockholders' equity:
Series A Preferred Stock, 11,000,000 shares issued and outstanding as of September 30, 2020	264,398	—	—	264,398
Series B Preferred Stock, 12,000,000 shares issued and outstanding as of September 30, 2020	289,815	—	—	289,815
Additional paid in capital	—	—	929,524	929,524
Retained earnings (accumulated deficit)	348,236	81,331	(826,462)	(396,895)
Accumulated other comprehensive income (loss)	(4,265)	(917)	7,904	2,722
Total Apollo Global Management, Inc. Stockholders’ equity	898,184	80,414	110,966	1,089,564
Non-Controlling Interests in consolidated entities	5,694	1,683,212	—	1,688,906
Non-Controlling Interests in Apollo Operating Group	1,410,534	—	—	1,410,534
Total Stockholders’ Equity	2,314,412	1,763,626	110,966	4,189,004
Total Liabilities and Stockholders’ Equity	$7,486,434	$11,151,802	$(10,366)	$18,627,870
(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Three Months Ended September 30, 2020
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other(1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$450,209	$—	$(16,639)	$433,570
Advisory and transaction fees, net	73,449	—	—	73,449
Investment income (loss):
Performance allocations	461,461	—	(2,220)	459,241
Principal investment income (loss)	53,948	—	(3,226)	50,722
Total investment income (loss)	515,409	—	(5,446)	509,963
Incentive fees	1,292	—	—	1,292
Total Revenues	1,040,359	—	(22,085)	1,018,274

Expenses:
Compensation and benefits:
Salary, bonus and benefits	163,197	—	—	163,197
Equity-based compensation	49,726	—	—	49,726
Profit sharing expense	191,809	—	—	191,809
Total compensation and benefits	404,732	—	—	404,732
Interest expense	34,887	—	2	34,889
General, administrative and other	90,425	—	397	90,822
Placement fees	612	—	—	612
Total Expenses	530,656	—	399	531,055

Other Income:
Net gains (losses) from investment activities	144,839	24	(391)	144,472
Net gains from investment activities of consolidated variable interest entities	—	101,096	21,023	122,119
Interest income (loss)	1,808	—	(323)	1,485
Other income (loss), net	10,164	—	(3)	10,161
Total Other Income	156,811	101,120	20,306	278,237
Income (loss) before income tax provision	666,514	101,120	(2,178)	765,456
Income tax provision	(11,965)	—	(77,392)	(89,357)
Net Income (Loss)	654,549	101,120	(79,570)	676,099
Net income attributable to Non-controlling Interests	(304,715)	—	(98,985)	(403,700)
Net Income (Loss) Attributable to Apollo Global Management, Inc.	349,834	101,120	(178,555)	272,399
Series A Preferred Stock Dividends	(4,382)	—	—	(4,382)
Series B Preferred Stock Dividends	(4,781)	—	—	(4,781)
Net Income (Loss) Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$340,671	$101,120	$(178,555)	$263,236

(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.

	For the Nine Months Ended September 30, 2020
	Total Apollo Operating Group Consolidated	Consolidated Funds & VIEs	Other(1)	Total Apollo Global Management, Inc. Consolidated
Statement of Operating Data	(dollars in thousands)
Revenues:
Management fees	$1,289,251	$—	$(49,124)	$1,240,127
Advisory and transaction fees, net	172,369	—	—	172,369
Investment income (loss):
Performance allocations	(362,455)	—	11,972	(350,483)
Principal investment income (loss)	(25,859)	—	353	(25,506)
Total investment income (loss)	(388,314)	—	12,325	(375,989)
Incentive fees	21,016	—	—	21,016
Total Revenues	1,094,322	—	(36,799)	1,057,523

Expenses:
Compensation and benefits:
Salary, bonus and benefits	453,485	—	—	453,485
Equity-based compensation	161,268	—	—	161,268
Profit sharing expense	(68,230)	—	—	(68,230)
Total compensation and benefits	546,523	—	—	546,523
Interest expense	98,420	—	2	98,422
General, administrative and other	259,016	(6)	63	259,073
Placement fees	1,380	—	—	1,380
Total Expenses	905,339	(6)	65	905,398

Other Income (Loss):
Net losses from investment activities	(849,292)	(233)	(1,887)	(851,412)
Net gains (losses) from investment activities of consolidated variable interest entities	—	(37,994)	52,055	14,061
Interest income (loss)	14,190	—	(777)	13,413
Other loss, net	(3,012)	—	(7)	(3,019)
Total Other Income (Loss)	(838,114)	(38,227)	49,384	(826,957)
Income (loss) before income tax (provision) benefit	(649,131)	(38,221)	12,520	(674,832)
Income tax (provision) benefit	(22,609)	—	88,782	66,173
Net Income (Loss)	(671,740)	(38,221)	101,302	(608,659)
Net loss attributable to Non-Controlling Interests	305,534	—	25,635	331,169
Net Income (Loss) Attributable to Apollo Global Management, Inc.	(366,206)	(38,221)	126,937	(277,490)
Series A Preferred Stock Dividends	(13,148)	—	—	(13,148)
Series B Preferred Stock Dividends	(14,344)	—	—	(14,344)
Net Income (Loss)Attributable to Apollo Global Management, Inc. Class A Common Stockholders	$(393,698)	$(38,221)	$126,937	$(304,982)

(1)    Includes eliminations for VIE and fund consolidation and entities not included in the Apollo Operating Group.